Investor Presentation As of June 30, 2020

2 Important Notices and Disclaimers Forward-Looking Statements This presentation contains “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, including, without limitation, future financial and operating results; costs and revenues; economic conditions generally and in our markets and among our customer base; the challenges and uncertainties caused by the COVID-19 pandemic; the measures we have taken in response to the COVID-19 pandemic; our participation in the PPP Loan program; loan demand; changes in the mix of our earning assets and our deposit and wholesale liabilities; net interest margin; yields on earning assets; interest rates and yield curves (generally and those applicable to our assets and liabilities); credit quality, including loan performance, non-performing assets, provisions for loan losses, charge-offs, other-than-temporary impairments and collateral values; market trends; rebranding and staff realignment costs and expected savings; customer preferences; and anticipated closures of banking centers in Florida and Texas, as well as statements with respect to our objectives, expectations and intentions and other statements that are not historical facts. All statements other than statements of historical fact are statements that could be forward-looking statements. You can identify these forward-looking statements through our use of words such as “may,” “will,” “anticipate,” “assume,” “should,” “indicate,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “plan,” “point to,” “project,” “could,” “intend,” “target,” “goals,” “outlooks,” “modeled,” and other similar words and expressions of the future. Forward-looking statements, including those as to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the Company’s actual results, performance, achievements, or financial condition to be materially different from future results, performance, achievements, or financial condition expressed or implied by such forward-looking statements. You should not rely on any forward-looking statements as predictions of future events. You should not expect us to update any forward-looking statements. All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, together with those risks and uncertainties described in “Risk factors” in our annual report on Form 10-K for the fiscal year ended December 31, 2019, in our quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2020 and in our other filings with the U.S. Securities and Exchange Commission (the “SEC”), which are available at the SEC’s website www.sec.gov. Interim Financial Information Unaudited financial information as of and for interim periods, including as of and for the three and six month periods ended June 30, 2020 and 2019, may not reflect our results of operations for our fiscal year ending, or financial condition as of December 31, 2020, or any other period of time or date. Non-GAAP Financial Measures The Company supplements its financial results that are determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”) with non-GAAP financial measures, such as “adjusted noninterest income”, “adjusted noninterest expense”, “adjusted net income (loss)”, “operating income”, “adjusted net income (loss) per share (basic and diluted)”, “adjusted return on assets (ROA)”, “adjusted return on equity (ROE)”, and other ratios. This supplemental information is not required by, or are not presented in accordance with, U.S. generally accepted accounting principles (“GAAP”). The Company refers to these financial measures and ratios as “non-GAAP financial measures” and they should not be considered in isolation or as a substitute for the GAAP measures presented herein. We use certain non-GAAP financial measures, including those mentioned above, both to explain our results to shareholders and the investment community and in the internal evaluation and management of our businesses. Our management believes that these non-GAAP financial measures and the information they provide are useful to investors since these measures permit investors to view our performance using the same tools that our management uses to evaluate our past performance and prospects for future performance, especially in light of the additional costs we have incurred in connection with the Company’s restructuring activities that began in 2018 and continued into 2020, the one-time gain on sale of the vacant Beacon land in the fourth quarter of 2019, the Company’s increases of its allowance for loan losses and net gains on sales of securities in the first and second quarters of 2020. While we believe that these non-GAAP financial measures are useful in evaluating our performance, this information should be considered as supplemental and not as a substitute for or superior to the related financial information prepared in accordance with GAAP. Additionally, these non-GAAP financial measures may differ from similar measures presented by other companies.

3 Who We Are Mission Vision To provide our customers with the To be recognized as a trusted financial financial products and services they advisor dedicated to building stronger need to achieve their success and life and deeper customer relationships in goals, with an inspired talented team, the markets we serve, leading to the and increase shareholder value company’s success Values • Focus on the Customer • Innovative and Forward Thinking • Sound Financial Management • Doing What is Right • Collaborative Thinking • Developing Our People • Strengthening Communities Meant for You - Our mission, vision and values define our culture and guide our future

About Us 4 Financial Highlights • Founded in 1979 (1) (in millions, except per share data • Acquired in 1987 by MSF 2015 2016 2017 2018 2019 2Q20 YTD • 80.1% spin-off in Aug. 2018 and percentages) History • Completed IPO in Dec. 2018 Balance Sheet • Rebranded as Amerant in June 2019 Assets $ 8,163 $ 8,434 $ 8,437 $ 8,124 $ 7,985 $ 8,131 • MSF no longer has stake in the Loans 5,623 5,765 6,066 5,920 5,744 5,872 Company Deposits 6,520 6,577 6,323 6,033 5,757 6,025 Tangible Common Equity (2)(3) 661 683 732 726 813 809 Headquarters • Coral Gables, FL Income Statement Net Income (Loss) $ 15.0 $ 23.6 $ 43.1 $ 45.8 $ 51.3 $ (11.9) Adjusted Net Income (Loss) (3) $ 15.0 $ 23.6 $ 48.4 $ 57.9 $ 53.1 $ (10.6) Employees • 825 FTEs (3) Operating income $ 33.7 $ 54.9 $ 72.0 $ 56.9 $ 63.5 $ 38.3 Net Income (Loss) per Share - Basic $ 0.35 $ 0.55 $ 1.01 $ 1.08 $ 1.21 $ (0.28) • 27 branches throughout South Adjusted Net Income (Loss) per Florida and Houston, with loan $ 0.35 $ 0.55 $ 1.14 $ 1.36 $ 1.25 $ (0.25) Footprint Share - Basic (3) production offices in New York, NY and Dallas, TX (7) ROA 0.19% 0.29% 0.51% 0.55% 0.65% (0.30)% Adjusted ROA (3) 0.19% 0.29% 0.57% 0.69% 0.67% (0.26)% Market Share • Largest community bank ROE 2.14% 3.29% 5.62% 6.29% 6.43% (2.82)% headquartered in Florida Adjusted ROE (3) 2.14% 3.29% 6.32% 7.95% 6.66% (2.51)% Efficiency Ratio (4) 84.7% 78.0% 73.8% 78.8% 77.5% 59.5 % Assets • $8.13 billion Adjusted Efficiency Ratio (3)(4) 84.7% 78.0% 74.8% 74.0% 76.4% 58.3 % Capital Deposits • $6.02 billion Tier 1 Common Ratio 10.1% 10.3% 10.7% 11.1% 12.6% 12.1 % Tier 1 Capital Ratio 11.8% 11.9% 12.3% 12.7% 13.9% 13.1 % AUM • $1.7 billion under management/ Total Risk-based Capital 12.9% 13.1% 13.3% 13.5% 14.8% 14.3 % custody Tangible Common Equity Ratio 8.1% 8.1% 8.7% 9.0% 10.2% 10.0 % Stockholders' book value per $ 16.06 $ 16.59 $ 17.73 $ 17.31 $ 19.35 $ 19.69 Geographic Mix common share Tangible Book Value per Common (2) $ 15.56 $ 16.08 $ 17.23 $ 16.82 $ 18.84 $ 19.18 June 30, 2020 Share (3) Credit Loans Deposits Non-performing Assets (5) / Assets 0.95% 0.85% 0.32% 0.22% 0.41% 0.95 % Net charge offs (Recoveries) / (0.01)% 0.32% 0.11% 0.18% 0.11% 0.11 % Average Total Loans (6) 2.7% 43.0% (1) Mercantil Servicios Financieros, C.A. (“MSF”), the Company's former parent company (2) Reflects special one-time dividend of $40.0 million paid on March 13, 2018 to MSF in connection with the spin-off (3) See Appendix 2 ”Non-GAAP Financial Measures Reconciliations" for a reconciliation of these non-GAAP financial measures to their GAAP counterparts. There were no non-GAAP adjustments in 2015 and 2016 (4) Efficiency ratio and adjusted efficiency ratio are the result of noninterest expense and adjusted noninterest expense, respectively divided by the sum of noninterest income and net interest income (5) Non-performing assets include all accruing loans past due 90 days or more, all nonaccrual loans, restructured loans that are considered “troubled debt restructurings” or “TDRs”, and OREO properties acquired through or in lieu of foreclosure 97.3% 57.0% (6) Calculated based upon the average daily balance of outstanding loan principal balance net of deferred loan fees and costs, excluding the allowance for loan losses (7) The Company is in the process of closing one banking center in Florida, and another in Texas, expected completion in Q3 2020 § Domestic § International

5 Investment Opportunity Highlights Established Strong and Well-Positioned Significant Fee Pathway to Franchise in Diverse Deposit Loan Income Strong Attractive Portfolio Markets Base Platform Profitability • Long history with • Combination of • Loan book well- • Wealth • Dynamic initiatives strong reputation domestic and low- diversified across management and to improve ROA/ and deep client cost international various asset brokerage platform ROE through relationships deposits classes and markets with accompanying efficiency, fee trust and private income, and other • Presence in high- • Growing customer • Outstanding credit banking capabilities levers growth markets of deposit base performance due to Florida, Texas, and (approximately 12% disciplined • Approximately • Proactive strategy New York CAGR since 2015) underwriting culture 20.3% noninterest to enhance financial income/total performance as part • Seasoned • Low-cost • High level of operating revenue of a multi-year shift management team international relationship lending (2) in the six months towards increasing and board with long customer deposit are ended June 30, core domestic • Strong risk tenure a strategic 2020 (3) growth and management to advantage (0.39% profitability • Largest community average cost in the allow adjustments • Adaptive product bank headquartered first half of 2020) based on market lineup to increase • Ongoing digital (1) in Florida and conditions fee income transformation to one of the leading • Retaining adapt to a new banks serving the international competitive Hispanic community deposits by adding environment in the markets we new and revamped serve product bundles and services, and improved customer journey (1) Community banks include those with less than $10 billion in assets. Source: S&P Market Intelligence (2) Operating revenue is the result of net interest income before provision for loan losses plus noninterest income. Noninterest income excludes all securities gains and losses ($17.4 million net gain in the first half of 2020) (3) See Appendix 2 ”Non-GAAP Financial Measures Reconciliations" for a reconciliation of this non-GAAP financial measures to its GAAP counterpart

6 Experienced Management Team Frederick • Chairman since January 2019 Copeland • Director of Company and Bank from 2007 to 2018 • Former President and CEO of Far East National Bank Chairman of the Board • Former President and CEO of Aetna International, Inc. • Former Chairman, President, and CEO of Fleet Bank, N.A. Connecticut 78 years old • Former President and CEO of Citibank Canada Millar • CEO since 2009, Vice-Chairman since 2013 and Director since 1987 of Company and Bank Wilson • Spearheaded MSF's entry into the U.S. in 1983 Vice-Chairman & CEO • 42 years of experience with MSF/Amerant Bancorp ("AMTB"), including Executive Director of International Business 67 years old • Director of the Federal Reserve Bank of Atlanta-Miami Branch from 2013 to 2018 Carlos • CFO since May 2020 Iafigliola Executive Vice President & • 22 years with MSF / AMTB • Head of Treasury from 2015 to April 2020 Chief Financial Officer • Asset & Liability Manager at AMTB from 2004 to 2015 43 years old • Served in Market Risk Management at MSF 1998 to 2004 Alfonso Figueredo • President and COO since February 2018 President & Chief Operating • 32 years with MSF / AMTB Officer • Executive Vice President of Operations and Administration of MSF from 2015 to 2018 59 years old • CFO of MSF from 2008 to 2015 Alberto Capriles • Executive Vice President and Chief Risk Officer since 2015 Executive Vice President • 24 years with MSF / AMTB & Chief Risk Officer • Corporate Treasurer of MSF from 2008 to 2015 • Corporate Market Risk Manager of MSF from 1999 to 2008 53 years old Miguel • Executive Vice President and Chief Business Officer since February 2018 Palacios • All 27 years of banking experience spent with MSF / AMTB Executive Vice President • Domestic Personal and Commercial Manager from 2012 to 2018 & Chief Business Officer • Special Assets Manager from 2009 to 2012 51 years old

7 Value Proposition and Brand Attributes High Touch Service • Dynamic • Adaptable Meant for You • Attentive • Diligent • Responsive • Innovative By leveraging our experience and knowledge, we proactively Trustworthy anticipate your financial needs based on where you are and where you plan to go. We appreciate that everyone’s journey • Dependable • Insightful and goals are different, and our commitment is to inspire you • Solid and support you along the way. • Transparent • Reliable We combine traditions and innovations to offer a diverse portfolio of financial solutions to meet your evolving preferences and priorities. Community Orientation You have choices to create a relationship that is uniquely • Caring yours and backed by a team of financial partners that share • Responsible your sense of community and a vision for what’s ahead. • Committed • Inspiring • Purposeful Everything we do is designed with our stakeholders in mind

8 Market Strategy Our strategy is to operate and expand in high-growth, diverse economies where we can build from our heritage serving the Hispanic community Miami-Dade MSA Target markets have: • Major industry sectors are trade, tourism, services, manufacturing, education, and real estate • Substantial domestic deposit growth • Low unemployment rates, historically potential • Ranked #1 MSA for startup activity by the 2017 Kauffman Index among the 39 largest MSAs • Diversified industries, requiring high-quality loans(1) Houston MSA • Major industry sectors of health care, retail, oil/gas, • Population growth, and thus a travel, and services larger number of potential • Low unemployment rates, historically customers • Home to the world’s largest medical complex. Ranks #2 in manufacturing GDP nationwide • Customers that require more than one of our banking services NYC MSA • Major industry sectors of education, health care, • Existing, significant Hispanic tourism, financial services, and professional / communities that value our business services bilingual employees and services • Low unemployment rates, historically • MSA has #1 GDP in the nation Our markets are diverse with growing demographics and industry (1) See "Supplemental Information COVID-19" Sources: S&P Global Market Intelligence. US Bureau of Labor Statistics. Greater Houston Partnership (www.Houston.org). Business Facilities’ 2018 Metro Rankings Report. US Bureau of Economic Analysis. Center for Governmental Research

Growing and Diverse Markets

9

Florida

Branch Footprint [1]
June 30, 2020

19 banking centers



Texas[6]

8 banking centers



Deposit Market Share [2]
June 30, 2019

Market	Branches	Deposits ($mm)	% of AMTB	Market Share %
Miami-Dade, FL	9	$4,793	81.6	3.6
Broward, FL	5	330	5.6	0.6
Palm Beach, FL	1	106	1.8	0.2
Florida	**15**	**$5,228**	**89.0%**	**0.9%**

Market	Branches	Deposits ($mm)	% of AMTB	Market Share %
Harris, TX[3] [4]	7	$573	9.8	0.3
Montgomery, TX	1	73	1.2	0.6
Texas	**8**	**$645**	**11.0%**	**0.1%**

Market Demographics
2010 – 2020 Est. Population Change


13.7%
21.1%
7.0%
Miami
Houston
U.S.

2020– 2025 Median Est. Household Income Change


11.5%
2.8%
9.9%
Miami
Houston
U.S.

2020 – 2025 Est. Population Change


6.3%
7.5%
3.3%
Miami
Houston
U.S.

Amerant is growing in attractive markets and is the largest community bank in the Miami-Dade MSA [5]

(1) During 4Q19, the Bank opened two new branches: Miami Lakes, Miami-Dade County, FL (10/07/19), and Boca Raton, Palm Beach County, Fl (12/09/2019). On March 2nd, 2020, the Bank opened one branch in Delray Beach, Palm Beach County, Fl. The COmpany is is the process of closing one banking center in Florida, and another in Texas, expected completion in 3Q 20
(2) Deposits amount does not reflect recently opened branches in the second half of 2019 and the first quarter of 2020
(3) Includes the Katy, TX branch. The city of Katy is in Harris, Fort Bend, and Waller Counties and the new facility serves nearby areas of these counties
(4) Our Sugar Land, TX branch also serves Fort Bend County and our Katy, TX branch lies adjacent to this market
(5) Community banks include those with less than $10 billion in asset
(6) In January 2019, the Bank opened a Loan Production in Dallas, Texas

Sources: Deposit data from FDIC as of June 30, 2019 (Bank-level). Market demographics, and county data and market share from S&P Global. Market Intelligence as of June 30, 2019

AMERANT

10 Ongoing Business Transformation From... To... Part of a diverse international financial group, with Focused on traditional community banking a sophisticated international customer base business in the U.S. and an international business to service valued relationships A number of non-core products and services were No ongoing commercial or shared services offered as a result of the relationship relationships with former parent with former parent Loan growth in a refined U.S. product suite and Wide range of lending products with diverse tightened credit standards have led to much underwriting standards improved credit performance(1) Double-digit growth of domestic deposits over Depositor base comprised substantially of the last five years while continuing to benefit individuals and corporations outside of the U.S. from low cost international deposit base Value proposition focused on expanding presence Value proposition “in development” and strong within target U.S. communities and reliance on “non-relationship” assets and liabilities strengthening relationships (share of wallet) Pivot from an internationally focused bank to a traditional community bank with a Latin American heritage (1) See "Supplemental Information COVID-19"

11

Summary of Our Strategic Plan

Building on our strengths to shape our future

Domestic focus with an International Heritage

- Grow U.S. presence and enhance market share in existing and adjacent markets
- Protect and serve valuable international customer base
- Enhance multi-channel client experience with improved branch experience
- Replace low yielding foreign loans with higher margin domestic loans (completed in 2019)

Strong Credit Culture[1]

- Exit higher-risk and less attractive businesses
- Pursue targeted lending opportunities within prudent credit guidelines
- Refined product suite targeting selected domestic customers and verticals/niches

Growth in Core, Domestic Deposits

- Continue strong domestic deposit growth through a high-touch, needs-based approach
- Improve deposit account penetration of the commercial customer base
- Enhance retail and commercial sales with consultative sales approach and improved banking centers

Expanding Business and Geographic Presence

- Continued strategic expansion (e.g. Dallas, Palm Beach - completed during the first quarter of 2020)
- Utilization of Online CDs as a channel to raise out of footprint deposits
- Focus on increased share of wallet and non-lending products from existing client base
- Expand wealth management client acquisition and cross-selling opportunities

Increased Profitability and Returns

- Improve cross-selling initiatives, including scalable wealth management platform
- Ongoing expense rationalization and efficiency initiatives
- Focus on solidifying presence in target U.S. communities
- Initiatives to increase domestic fee income generation

Creating shareholder value through the implementation of a multi-dimensional strategic plan

(1) See "Supplemental Information COVID-19"

AMERANT

12 Build on Improving Financial Performance Increased Attractive Risk- Higher Net Rationalizing Domestic Adjusted Loan Interest Cost Structure Deposits Profile (1) Margin Non-performing Domestic Net Interest Loans (2) Efficiency Deposits Margin (3) (3) / Total Loans Ratio ($ in millions) 12.4% CAGR 4 bps decrease 29 bps increase 2,521 bps decrease 3,433 84.7% 1.36% 2,030 2.55% 2.26% 59.5% 1.32% 2015 2Q20 2015 2Q20 2015 2Q20 YTD 2015 2Q20 YTD (4) Domestic Deposits International Loans as % of as % of Yield on Loans: # of FTEs: Total Deposits: Total Loans: 31.1% 57.0% 24.2% 2.7% 3.06% 4.04% 1,007 825 Multi-year shift towards increasing core domestic growth and profitability (1) See "Supplemental Information COVID-19" (2) Non-performing loans include all accruing loans past due by 90 days or more, all nonaccrual loans and restructured loans that are considered "troubled debt restructurings" or "TDRs" (3) Balances annualized through June 30, 2020 (4) Includes effect of loan origination fee deferrals on PPP loans funded in 2Q 20

13 Deep Culture of Enterprise Risk Management ü Enterprise-Wide ü ü ü Risk Governance Risk Culture Risk Appetite Strategic Planning Board of Directors Senior Management Three Lines of Defense 1 Front Line Units 2 Risk Management 3 Internal Audit • Own and manage their • Independent from front • Direct report to the risks line units Board • Direct access to the • Independent • Identify, measure, Board monitor, report, analyze, • Experience risk-based and mitigate risks • Sophisticated and approach specialized: Credit Risk, Operational Risk, • Internal controls Information Security, Market Risk & Analytics, • Strong culture of BSA, and Compliance compliance with BSA/ AML and all regulatory • Comprehensive and standards robust BSA/AML program with extensive experience • Comprehensive daily and resources OFAC screening of all • Proprietary BSA/AML clients and monitoring and risk rating counterparties programs

Investment Portfolio 14 Investment Securities Balances and Yields (1) Highlights ($ in millions) • Effective duration of 2.6 years as expected prepayment 1,750 speeds stabilized in the mortgage securities portfolio $24.2 $70.3 $24.4 $23.8 $65.6 • Floating portion of the portfolio at 16.9% of the total 1,500 $81.2 portfolio $1,601.3 $1,519.8 $1,477.4 • Continued purchasing higher-yielding corporate debt, primarily in the subordinated FI sector, while maintaining 1,250 portfolio duration 2Q19 1Q20 2Q20 Available for Sale (AFS) Held to Maturity (HTM) Marketable Equity Securities (2) Investments Securities Fixed vs. Floating Available for Sale Securities by Type Jun. 2019 Jun. 2020 June 30, 2020 U.S. Gov't agency 15.3% 17.9% 16.9% Municipals 4.4% 3.1 yrs 2.6 yrs U.S. Gov't Effective Effective sponsored Duration Duration enterprises 54.7% Corporate debt 25.4% 82.1% 83.1% US treasury 0.2% Fixed rate Floating rate (1) Excludes Federal Reserve Bank and FHLB stock (2) The Company adopted ASU 2016-01 on December 31, 2019. Marketable Equity Securities shown for prior quarters only for comparative purposes

15 Strategic Shift in Loan Mix Yielding Benefits Loan Portfolio Loan Mix by Geography June 30, 2020 December 31, 2015 June 30, 2020 Financial Institutions & Acceptances 0.3% 24.2% Consumer 2.2% 1-4 Family 2.7% 10.1% 97.3% C&I 21.2% 75.8% § Domestic § International Owner Highlights Occupied CRE 50.2% CRE 16.0% • Continued focus on domestic lending activities. Domestic loan CAGR of 6.7% since 2015 • Average loan yields have increased from 3.06% in 2015 to 4.04% in the first half of 2020 • Diversified portfolio - highest sector concentration, other than real estate, at 11% of total loans (1) Total: $5.9 billion • 76% of total loans secured by real estate (1) • Planned reduction of foreign financial institution (FI) and non- relationship SNC loans (C&I) was completed during 2019 Targeted reduction in international loan portfolio, coupled with growth in domestic C&I, CRE, and residential mortgages, has resulted in a better risk-adjusted loan book (1) See "Supplemental Information COVID-19"

16 Balanced CRE Loan Portfolio CRE Portfolio CRE Loan Mix by Primary Market Area(1) June 30, 2020 June 30, 2020 Greater Houston 15.1% Hospitality New York 6.5% City area 23.6% Retail 37.9% Miami-Dade, Broward, and Other FL, Multifamily Palm Beach TX, and NY/ 27.9% counties NJ 7.9% 53.4% (2) Industrial + Highlights Warehouse Office 3.0% 15.1% Land+ • Well diversified among geographies and property types, Construction with construction representing less than 10% 9.7% • Conservative weighted average LTV 61% and DSC 1.7x • Strong sponsorship profile Total: $2.9 billion • No significant tenant concentration in CRE retail loan portfolio, where the top 15 tenants represent 39% of the total. Major tenants include recognized national food and health retailers Our CRE loan portfolio is highly diversified across geographies and industry segments (1) Primary market areas are Miami-Dade, Broward, and Palm Beach counties; Dallas and the Greater Houston market area; and the New York City area, including all five boroughs (2) See "Supplemental Information COVID-19"

17

Disciplined Credit Culture

Robust Underwriting Standards

- Credit quality remains sound and reserve coverage is strong
- As of June 30, 2020, provision for loan losses of $48.6 million to account for estimated portfolio deterioration due to COVID-19, and specific reserves associated with one large loan relationship; will continue to reassess provisions as conditions evolve
- The increase in charge-offs was due to: (1) Several international commercial credits (2016); (2) One isolated CRE loan [1] (2018); and (3) Approx 60% of charge-offs was due to the planned discontinuation of the credit card products ; otherwise Net Charge-offs / Avg Loans was 0.02% (2019)
- The increase in Non-performing assets was mainly due to: (1) $11.9 million multiple loan relationship to a South Florida borrower in the food wholesale industry secured with a combination of real estate, receivables and inventory and with an allocated 30% in specific reserves (2019); and (2) $39.8 million related to one Miami based U.S. coffee trader (2Q 20)

Non-performing Assets[3] / Total Assets


1.50%
1.00%
0.50%
0.00%
2015
2016
2017
2018
2019
2Q20
0.95%

Net Charge-Offs / Average Total Loans [2]


0.35%
0.15%
-0.05%
2015
2016
2017
2018
2019
2Q20 YTD
0.11%

Allowance for Loan Losses / Total Loans[4]


1.50%
1.00%
0.50%
0.00%
2015
2016
2017
2018
2019
2Q20
2.04%

■ Amerant ■ US Peer Median[5]

Prudent underwriting across portfolios has translated into exceptional credit performance

(1) During the fourth quarter of 2018, the Company sold and charged-off $5.8 million of a Houston CRE loan that originated in 2007, which had been restructured. This resulted in Net Charges Off / Average Total Loans of 0.18% for 2018

(2) Calculated based upon the average daily balance of outstanding loan principal balance net of deferred loan fees and costs, excluding the allowance for loan losses

(3) Non-performing assets include all accruing loans past due 90 days or more, all nonaccrual loans, restructured loans that are considered "troubled debt restructurings" or "TDRs", and OREO properties acquired through or in lieu of foreclosure

(4) Outstanding loans are net of unamortized deferred loan origination fees and costs. 2015 and 2017 include loans held for sale of $9.7 million and $5.6 million, respectively. There were no loans held for sale at any of the other dates presented

(5) Peer data is not yet available for 2Q20. Peers are BRKL, CADE, CSFL, CNOB, DCOM, FFIC, HOMB, INDB, IBTX, IBOC, LBAI, SBCF, TOWN, TRMK. Source: S&P Global Market Intelligence. Peer group updated in 1Q20

AMERANT

18 Highly Attractive Deposit Franchise Highlights Deposit Mix (1) NIB June 30, 2020 Jumbo • Focus on developing domestic relationships as opposed Time, Demand, 13.0% 15.9% to rate sensitive, non-relationship time deposits IB Retail Demand, • Experienced 12% CAGR in domestic deposits as a result Total Deposits: Time, $6.0 billion 19.7% of increased cross-selling efforts 27.5% MMDA & Savings, • Protect and grow low cost deposits. 24.0% International Deposits Domestic Deposits ($ in millions) ($ in millions) ~ 11% Compounded Annual Decline Rate ~12% CAGR $3,433 $4,490 $3,001 $3,122 $4,093 $2,823 $3,500 $2,484 $3,031 $2,635 $2,592 $2,030 2015 2016 2017 2018 2019 2Q20 2015 2016 2017 2018 2019 2Q20 % of Total 68.9% 43.0% 31.1% 57.0% Deposits Strategic focus on maintaining international deposits while steadily growing domestic deposit base (1) Based on Bank’s June 30, 2020 call report

19 Wholesale Funding FHLB advances, Senior Notes and Other Advances from the Federal Home Loan Bank, Senior Borrowings (1) by Maturity Notes and Other Borrowings (1) June 30, 2020 ($ in millions) 2023 and Year of Interest Rate 2Q19 1Q20 2Q20 after 95.5% Maturity 2019 1.80% to 3.86% $ 350 $ — $ — 2020 0.44% to 2.63% 325 215 — 2021 1.75% to 3.08% 240 210 — 2022 0.65% to 2.80% 120 170 50 2023 and after 0.62% to 5.75% 90 670 1,058 (1) (2) Total $ 1,125 $ 1,265 $ 1,108 Weighted Average Interest 2.43% 1.43% 1.45% Rate for Period 2022 4.5% (1) 2Q20 and 1Q20 include $530 million in callable advances with fixed interest rates ranging from 0.62% to 0.97% (2) Includes senior notes issued in 2Q20 totaling $58.4 million (interest rate - 5.75%) Highlights • Completed $60.0 million offering of 5.75% Senior Notes as a new source of funding during COVID-19 pandemic • Modified maturities on $420.0 million fixed-rate FHLB advances resulting in 26 bps of annual savings for this portfolio and representing $2.4 million cost savings for the rest of 2020 • Will continue to actively manage professional funding to leverage opportunities in the wholesale market to drive down funding costs (1) As of June 30, 2020, there were no Other Borrowings outstanding.

20

Interest Income and Margin Trends

Highlights

- In 2Q20 proactive steps to protect NIM:
  - Higher loan volumes resulting from PPP program
  - Strategic deposit rate cuts
  - Continued retention efforts resulting in lower international deposit decay
  - Leveraged opportunities for higher-yield investments including $34.5 million of higher yielding corporate debt, helping to contain the impact of lower rates on total income from interest-earning assets
  - Continued focusing on relationship accounts to enhance demand deposit account (DDA) balances and online CDs as a lower cost alternative to brokered deposits
  - Modified maturities on $420.0 million fixed-rate FHLB advances, resulting in 26 bps of annual savings and $2.4 million of savings for the remainder of 2020
- The Company continues to be asset sensitive as over half of loans have floating rate structures or mature within a year

Impact on NII from Interest Rate Change (2)

($ in Millions and percentages)

(As of June 30, 2020)


190
170
150
-2.5%
-1.9%
0.0%
2.5%
4.1%
$173
$175
$178
$182
$185
-50 bps
-25 bps
BASE
+25 bps
+50 bps
Net Interest Income
Change from base

Loan Yield Gap (1)


Yield gap between Amerant and peers has narrowed by 96 bps
1.50%
0.97%
0.68%
0.54%
0.47%
0.54%
2015
2016
2017
2018
2019
1Q20

Net Interest Margin (1)


3.50%
3.69%
3.65%
3.95%
3.77%
2.26%
2.48%
2.63%
2.78%
2.85%
2.55%
2015
2016
2017
2018
2019
2Q20 YTD
Amerant
Peer Median

Continued improvement in Loan Yields and NIM

(1) Peer data is not yet available for 2Q20. Peers are BRKL, CADE, CSFL, CNOB, DCOM, FFIC, HOMB, INDB, IBTX, IBOC, LBAI, SBCF, TOWN, TRMK, when data is available in source. Source: S&P Global Market Intelligence. Peer group updated in 1Q20

(2) Assumes a static balance sheet and instantaneous and parallel interest rate shocks to the yield curve

21

Wealth Management Franchise Expansion - Key Component of Noninterest Income

Wealth Management Platform

Amerant Trust

- Estate Planning
- Asset Protection
- Escrow Services

Amerant Investments

- Brokerage Services
- Investment Advisory Services

2020 YTD Noninterest Income Mix

Total: $41.7 million


Deposits and service fees
18.6%
Brokerage,advisory, and fiduciary activities
20.3%
Other non-interest income
61.1%

Noninterest Income as a % of Operating Revenue (1)(2)(3)


23.8%
17.4%
24.2%
26.6%
23.0%
23.8%
20.0%
21.2%
19.5%
15.8%
20.3%
2015
2016
2017
2018
2019
2Q20 YTD
Amerant
Peer Median

Highlights

- In 4Q19, acquired Grand Cayman-based trust company subsidiary, Elant Bank & Trust Ltd. $195 million in AUM acquired
- $1.72 billion in assets under management/custody
- Continue focus on domestic market to expand our footprint
- Deposit and service fees also contribute significant portion to noninterest income
- Brokerage and advisory fees continue to increase due to improved allocation of assets under management into advisory services and higher volume of customer trading activity, supported by online platform

Expansion of fee income capabilities a key focal point and growth lever

(1) Peers are BRKL, CADE, CSFL, CNOB, DCOM, FFIC, HOMB, INDB, IBTX, IBOC, LBAI, SBCF, TOWN, TRMK. Source: S&P Global Market Intelligence and is adjusted to exclude all securities gains and losses. Peer group updated in 1Q20

(2) Operating revenue is the result of net interest income before provision for loan losses plus noninterest income. Noninterest income excludes net securities gains of $17.4 million in 2Q20 YTD. Years 2019, 2018, 2017, 2016 and 2015 exclude net securities gains and (losses) of $2.6 million, $(1.0) million, $(1.6) million, $1.0 million and $1.1 million, respectively. Years 2019 and 2017, also exclude $2.8 million gain on sale of vacant Beacon land and $10.5 million gain on sale of the NY building, respectively.

(3) 2Q20 YTD includes $2.4 million fee income from derivative transactions sold to customers

AMERANT

22 Increasing Operating Efficiency Cost Initiatives Efficiency Ratio (1) • Simplification of business model 84.7% and product offerings following 78.0% 78.8% 77.5% Rationalization spin-off 73.8% of Business Lines • Deemphasized international business resulting in less complexity and reduced costs 59.5% • Investments in technology are 2015 2016 2017 2018 2019 2Q20 YTD Head Count expected to generate efficiencies Reduction • FTEs down 14, or 1.7% since June 2019 (3) Net Interest Income as a % of Average Earnings Assets (2) 2.85% 2.78% • Reduction and reorganization of 2.63% existing office space to increase 2.55% the amount available for lease to 2.48% Space third parties Efficiencies • Branch of the future model is 2.26% smaller and optimizes customer interaction 2015 2016 2017 2018 2019 2Q20 YTD Simplification of business model and new technology initiatives will allow for a significant reduction in headcount and further improvement in the efficiency ratio (1) Balances annualized through June 30, 2020 (2) Includes loans, securities available for sale and held to maturity, deposits with banks and other financial assets, which yield interests or similar income  (3) As of June 30, 2020

Drivers for Improvement 23 1 Technology, Operating Model and Expense Saving Initiatives Continue to rationalize expenses and improve scalable platform, while investing in digital transformation to drive great customer experience and increase future profitability 2 Changing Business Mix Redeploy lower yielding loans into higher yielding domestic C&I, CRE, and residential loans 3 Fee Income Growth Improve fee income from treasury management products, commercial loans, leveraged wealth management platform, and greater share of wallet strategies 4 Interest Expense In early April, modified maturities on $420.0 million fixed-rate FHLB advances, resulting in 26 bps of annual savings and $2.4 million of savings for the remainder of 2020 Multi-year shift towards increasing core domestic growth and profitability

24 Investment Highlights Focus on driving profitable growth and shareholder value Substantial and continuing insider ownership, approximately 30% Strong asset quality and domestic loan growth Focus on expanding domestic deposit base throughout our high growth U.S. markets Low cost deposits from international customers who view U.S. as a safe haven for their savings Diversification of revenue from a greater share of wallet strategy and an attractive wealth management platform that is being emphasized and cross- sold to domestic customers Top-shelf risk management culture stemming from having been part of large, multi-national organization Embarked on digital transformation to adapt to a new competitive environment and drive future profitability

Supplemental Information COVID-19 Update

26

Business Update Related to COVID-19

Business Continuity Plan [1]

- Amerant's Business Continuity Plan ("BCP"), activated on March 16, 2020, successfully supports approximately 86% of employees with remote work capabilities
- Phased opening approach started June 3rd to re-introduce employees back to the workplace on a voluntary and capped basis based on roles and responsibilities and includes safety protocols per CDC guidelines, placing rotating schedules to minimize risk of contagion
- Banking centers returned to regular business hours, following strict CDC protocols

Relief Requests Summary [1]

- As of June 30, 2020, loans outstanding, which had been modified, totaled $1,128MM or 19% of total loans. Forbearance period expired on $519.5MM
- Modified loans totaling $164.9 million had scheduled payments due. Collected payments due on $136.9 million of these loans. The remaining modified loans totaling $354.6 million have payments due by July 31, 2020. The remaining balance of modified loans is comprised of:
  - 64% in Florida, 21% in Texas and 15% in New York
  - 34% 90-day int. only, 61% 90-day no payments, 4% 180-day int. only
  - 81% of CRE relief requests tied to hotel and retail loans
  - 98% of total requests are loans secured with RE collateral
  - CRE requests as % of their respective portfolio: Hotel 55%, Industrial 20%, Retail 15%, Office 8% and Multifamily 2.2%

PPP Requests Summary

- Approvals Received: over 2,000 loans totaling $218.6 million
- Average loan size: over 90% of these loans were under $350,000 each

Credit Quality

- Proactive and careful monitoring of credit quality practices, including examining and responding to patterns or trends that may arise across certain industries or regions. Tightening of underwriting standards while continuing to do business, enhancing the monitoring of the entire loan portfolio
- Ongoing review of credit exposures by industry and geography to identify loans susceptible to increased credit risk in light of the COVID-19 pandemic

Implemented remote-work arrangements across the organization, with 86% of our employees with remote work capabilities

[1] As of July 17, 2020 unless specified otherwise

AMERANT

27

Loan portfolio by industry

(As of 06/30//2020) ($ in millions)	Real Estate	Non-Real Estate	Total	% Total Loans	Unfunded Commitments[8]
Financial Sector [1]	$ 5	$ 74	$ 79	1.3%	$ 17
Construction and Real Estate & Leasing:					
Commercial real estate loans	2,949	—	2,949	50.2%	213
Other real estate related services and equipment leasing [2]	41	82	123	2.1%	22
Total construction and real estate & leasing	**2,990**	**82**	**3,072**	**52.3%**	**235**
Manufacturing:					
Foodstuffs, Apparel	74	29	103	1.8%	10
Metals, Computer, Transportation and Other	14	102	116	2.0%	21
Chemicals, Oil, Plastics, Cement and Wood/Paper	25	14	39	0.7%	13
Total Manufacturing	**113**	**145**	**258**	**4.5%**	**44**
Wholesale [3]	166	504	670	11.4%	163
Retail Trade [4]	271	152	423	7.2%	37
Services:					
Communication, Transportation, Health and Other [5]	237	172	409	7.0%	31
Accommodation, Restaurants, Entertainment and other services [6]	100	70	170	2.9%	24
Electricity, Gas, Water, Supply and Sewage Services	6	22	28	0.5%	4
Total Services	**343**	**264**	**607**	**10.4%**	**59**
Primary Products:					
Agriculture, Livestock, Fishing and Forestry	—	—	—	—%	—
Mining	—	4	4	0.1%	—
Total Primary Products	**—**	**4**	**4**	**0.1%**	**—**
Other Loans [7]	591	167	758	12.8%	209
Total Loans	**$ 4,479**	**$ 1,392**	**$ 5,871**	**100.0%**	**$ 764**

Highlights

- Diversified portfolio - highest sector concentration, other than real estate, at 11% of total loans
- 76% of total loans secured by real estate
- Main concentrations:
  - CRE or Commercial Real Estate
  - Wholesale - Food
  - Retail - Gas stations
  - Services - Healthcare, Repair and Maintenance

(1) Consists mainly of finance facilities granted to non-bank financial companies.
(2) Comprised mostly of construction and real estate related services and equipment rental and leasing activities
(3) Food wholesalers represented approximately 45%
(4) Gasoline stations represented approximately 58%
(5) Healthcare represented approximately 57%
(6) Other repair and maintenance services represented 52%
(7) Primarily residential, consumer loans, and cash secured loans and loans belonging to industrial sectors not included in the above sectors, which do not individually represent more than 1 percent of the total loans portfolio
(8) Not all unfunded commitments are unilaterally available to borrowers. For example, certain revolving loans and asset based lending loans require borrowers provide additional collateral to access the full amount of the commitment

AMERANT

Industries with escalated monitoring 28 CRE Hotels (As of 06/30/2020) Hotels Hotels - LTV 50% Boutique 40% 38% 29% 29% 30% Full Service 38% 20% 15% Limited Service 12% 33% 10% 5% 0% Total: $263 million Loan Portfolio Percentage: 4.5% 50% or 50-60% 60-70% 70-80% 80% or less more Highlights • CRE Hotel portfolio is limited to 27 properties majority in popular travel destinations such as Miami Beach (#9 / $99 MM) and New York (#2 / $55 MM) • Three hotel construction loans to borrowers who are experienced hotel operators within their markets with significant equity and resources as well as previous construction track record with the Bank • To date, hotel construction projects continue on budget and without significant delays

Industries with escalated monitoring 29 CRE Retail (As of 06/30/2020) CRE Retail(1) CRE Retail - Single Retail - LTV Tenant(1) 60% Theme/Festival Center Education Groceries 11% Restaurant 9% 4% Community 5% 50% Center 45% 14% 40% Neighbor Banking hood 8% Center 30% 20% Food and 21% 22% Health Retail 20% Strip/ 38% Convenience 9% 30% Single Clothing 10% Tenant 36% 3% 25% 0% 50% 50-60% 60-70% 70-80% 80% or or less more Total: $1.1 billion Total: $202 million Loan Portfolio Percentage: 19.2% Loan Portfolio Percentage: 3.4% (1) CRE retail loans above $5 million Highlights • Florida and Texas are focused on neighborhood shopping centers or service centers with basic needs related anchor stores, as well as the retail corridor in Miami Beach • New York is focused on high traffic retail corridors with proximity to public transportation services

Appendices

31

Appendix 1
Summary Financial Statements

(in millions)	December 31, 2015	December 31, 2016	December 31, 2017	December 31, 2018	December 31, 2019	June 30, 2020
Assets						
Cash and cash equivalents	$138.3	$135.0	$153.4	$85.7	$121.3	$217.3
Total Securities [1]	2,055.6	2,123.2	1,777.0	1,671.2	1,666.5	1,609.8
Loans Held for Sale (HFS)	9.7	—	5.6	—	—	—
Loans, Gross (Excl HFS)	5,623.2	5,764.8	6,066.2	5,920.2	5,744.3	5,872.3
Allowance for Loan Losses	77.0	81.8	72.0	61.8	52.2	119.7
Loans, net (Excl HFS)	5,546.2	5,683.0	5,994.2	5,858.4	5,692.1	5,752.6
Premises & Equipment, net	150.2	148.7	129.4	123.5	128.8	128.3
Goodwill	19.2	19.2	19.2	19.2	19.5	19.5
Bank Owned Life Insurance	100.4	164.9	200.3	206.1	211.9	214.7
Other Assets	143.2	160.3	157.6	160.1	145.3	188.5
Total Assets	**$8,162.8**	**$8,434.3**	**$8,436.8**	**$8,124.3**	**$7,985.4**	**$8,130.7**
Liabilities						
Total Deposits	$6,519.7	$6,577.4	$6,323.0	$6,032.7	$5,757.1	$6,024.7
Total Fed Funds & Repos	73.5	50.0	—	—	—	—
Advances from the Federal Home Loan Bank and Other Borrowings	722.3	931.0	1,173.0	1,166.0	1,235.0	1,050.0
Senior notes [2]	—	—	—	—	—	58.4
Junior Subordinated Debentures Held by Trust Subsidiaries	118.1	118.1	118.1	118.1	92.2	64.2
Accounts Payable, Accrued Liabilities and Other Liabilities	46.9	53.1	69.2	60.1	66.3	103.2
Total Liabilities	**$7,480.4**	**$7,729.6**	**$7,683.3**	**$7,376.9**	**$7,150.7**	**$7,300.5**
Total Stockholders' Equity	**682.4**	**704.7**	**753.5**	**747.4**	**834.7**	**830.2**
Total Liabilities and Stockholders' Equity	**$8,162.8**	**$8,434.3**	**$8,436.8**	**$8,124.3**	**$7,985.4**	**$8,130.7**

[1] As of June 30, 2020 and December 31, 2019, the balance of securities includes only held to maturity, available for sale and equity securities with readily determinable fair value not held for trading. For all other periods shown, the balance of securities includes only held to maturity and available for sale.I n 2019, the Company adopted ASU 2016-01, as a result, mutual funds previously classified as available for sale were reclassified as equity securities with readily determinable fair value not held for trading. FHLB and FRB stock are included in "Other Assets".
[2] The balance of Senior Notes are presented net of direct issuance cost which is deferred and amortized over 5 years.

AMERANT

32 Appendix 1 Summary Financial Statements (cont’d) Years ended December 31, Six months ended (in thousands) 2015 2016 2017 2018 2019 June 30, 2020 Total Interest Income $208,199 $238,827 $273,320 $309,358 $312,974 $135,482 Total Interest Expense 35,914 46,894 63,610 90,319 99,886 39,930 Net Interest Income $172,285 $191,933 $209,710 $219,039 $161,826 $95,552 Provision for (Reversal of) Loan Losses 11,220 22,110 (3,490) 375 (3,150) 70,620 Total Noninterest Income 54,756 62,270 71,485 53,875 57,110 41,663 Total Noninterest Expense 192,262 198,303 207,636 214,973 209,317 81,607 Income (Loss) before Income Tax 23,559 33,790 77,049 57,566 64,031 (15,012) Income Tax (Expense) Benefit (8,514) (10,211) (33,992) (11,733) (12,697) 3,115 Net Income (Loss) $15,045 $23,579 $43,057 $45,833 $51,334 ($11,897)

33 Appendix 2 Non-GAAP Financial Measures Reconciliations Explanation of Certain Non-GAAP Financial Measures This Presentation contains certain adjusted financial information, and their effects on noninterest income, noninterest expense, income taxes, net income, operating income, efficiency ratios, ROA and ROE and certain other financial ratios. These adjustments include: • the $2.8 million net gain on the sale of vacant Beacon land during the fourth quarter of 2019, • the $10.5 million net gain on the sale of the Company’s New York City building during the third quarter of 2017, • the $9.6 million expense in the fourth quarter of 2017 resulting from the 2017 Tax Act, • spin-off expenses totaling $6.7 million in 2018, $5.2 million in 2017, beginning in the fourth quarter of 2017 and continuing to the fourth quarter of 2018, • the $6.4 million, $5.0 million and $1.7 million in restructuring expenses in 2018, 2019 and the first six months of 2020, respectively, related to staff reduction costs, legal and strategic advisory costs, rebranding costs and digital transformation costs, • the securities gains of $17.4 million and $2.6 million in the first six months of 2020 and year ended 2019, respectively, and securities losses of $1.0 million and $1.6 million in the years ended 2018 and 2017, respectively, • the provision for loan losses of $70.6 million and $0.4 million in the first six months of 2020 and year ended 2018, respectively, and reversal of loan losses of $3.2 million and $3.5 million in the years ended 2019 and 2017, respectively, and • the income tax expense benefit of $3.1 million in the first six months of 2020, and the income tax benefit of $12.7 million, $11.7 million and $34.0 million in the years ended 2019, 2018 and 2017, respectively. These as-adjusted measures are not in accordance with generally accepted accounting principles (“GAAP”). This Appendix 2 reconciles these adjustments to reported results. The Company uses certain non-GAAP financial measures, within the meaning of SEC Regulation G, which are included in this Presentation to explain our results and which are used in our internal evaluation and management of the Company’s businesses. The Company’s management believes these non-GAAP financial measures and the information they provide are useful to investors since these measures permit investors to view the Company’s performance using the same tools that management uses to evaluate the Company’s past performance and prospects for future performance. The Company believes these are especially useful in light of the effects of our spin-off and related restructuring expenses, as well as the sale of vacant Beacon land in the fourth quarter of 2019, the sale of our New York City building in third quarter 2017, the charges to our deferred tax assets in fourth quarter 2017 resulting from the enactment of the 2017 Tax Act in December 2017, and other adjustments mentioned above. No adjustments were made to the 2015 and 2016 financial information.

Appendix 2 34 Non-GAAP Financial Measures Reconciliations (cont’d) (in thousands) 2Q20 YTD 2019 2018 2017 Total noninterest income $ 41,663 $ 57,110 $ 53,875 $ 71,485 Less: gain on sale of vacant Beacon land — (2,795) — — Less: gain on sale of New York building — — — (10,469) Adjusted noninterest income $ 41,663 $ 54,315 $ 53,875 $ 61,016 Total noninterest expenses $ 81,607 $ 209,317 $ 214,973 $ 207,636 Less: Restructuring costs (1): Staff reduction costs 414 1,471 4,709 — Digital transformation expenses 1,258 — — — Legal and strategy advisory costs — — 1,176 — Rebranding costs — 3,575 400 — Other costs — — 110 — Total restructuring costs 1,672 5,046 6,395 — Less Spin-off costs: Legal fees — — $ 3,539 $ 2,000 Additional contribution to non-qualified deferred compensation plan on behalf of participants to mitigate tax effects of unexpected early distribution due to spin-off — — $ 1,200 — (2) Accounting and consulting fees — — $ 1,384 $ 2,400 Other expenses — — 544 845 Total Spin-off costs — — 6,667 5,245 Adjusted noninterest expense $ 79,935 $ 204,271 $ 201,911 $ 202,391

35

Appendix 2
Non-GAAP Financial Measures Reconciliations (cont'd)

(in thousands)	2Q20 YTD	2019	2018	2017
Net (loss) income	$ (11,897)	$ 51,334	$ 45,833	$ 43,057
Plus after-tax restructuring costs:				
Restructuring costs before income tax effect	1,672	5,046	6,395	—
Income tax effect	(347)	(1,001)	(1,303)	—
Total after-tax restructuring costs	1,325	4,045	5,092	—
Plus after-tax total Spin-off costs:				
Total Spin-off costs before income tax effect	—	—	6,667	5,245
Income tax effect (3)	—	—	331	(2,314)
Total after-tax Spin-off costs	—	—	6,998	2,931
Less after-tax gain on sale of vacant Beacon land:				
Gain on sale of vacant Beacon land before income tax effect	—	(2,795)	—	—
Income tax effect	—	554	—	—
Total after-tax gain on sale of vacant Beacon land	—	(2,241)	—	—
Less after-tax gain on sale of New York building:				
Gain on sale of New York building before income tax effect	—	—	—	(10,469)
Income tax effect (4)	—	—	—	3,320
Total after-tax gain on sale of New York building	—	—	—	(7,149)
Plus impact of lower rate under the 2017 Tax Act:				
Remeasurement of net deferred tax assets, other than balances corresponding to items in AOCI	—	—	—	8,470
Remeasurement of net deferred tax assets corresponding to items in AOCI	—	—	—	1,094
Total impact of lower rate under the 2017 Tax Act	—	—	—	9,564
Adjusted net (loss) income	$ (10,572)	$ 53,138	$ 57,923	$ 48,403
Net (loss) income	$ (11,897)	$ 51,334	$ 45,833	$ 43,057
Plus: income tax (benefit) expense	(3,115)	12,697	11,733	33,992
Plus: provision (reversal) for loan losses	70,620	(3,150)	375	(3,490)
Less: securities gains, net	17,357	2,605	(999)	(1,601)
Operating income	$ 38,251	$ 63,486	$ 56,942	$ 71,958

AMERANT

36

Appendix 2
Non-GAAP Financial Measures Reconciliations (cont'd)

	2Q20 YTD	2019	2018	2017
Basic (loss) earnings per share	$ (0.28)	$ 1.21	$ 1.08	$ 1.01
Plus: after tax impact of restructuring costs	0.03	0.09	0.12	—
Plus: after tax impact of total spin-off costs	—	—	0.16	0.07
Plus: effect of lower rate under the 2017 Tax Act	—	—	—	0.23
Less: after tax gain on sale of vacant Beacon land	—	(0.05)	—	—
Less: after-tax gain on sale of New York building	—	—	—	(0.17)
Total adjusted basic earnings (loss) per common share	$ (0.25)	$ 1.25	$ 1.36	$ 1.14
Diluted earnings per share (5)	$ (0.28)	$ 1.20	$ 1.08	$ 1.01
Plus: after tax impact of restructuring costs	0.03	0.09	0.12	—
Plus: after tax impact of total spin-off costs	—	—	0.16	0.07
Plus: effect of lower rate under the 2017 Tax Act	—	—	—	0.23
Less: after tax gain on sale of vacant Beacon land	—	(0.05)	—	—
Less: after-tax gain on sale of New York building	—	—	—	(0.17)
Total adjusted diluted earnings per common share	$ (0.25)	$ 1.24	$ 1.36	$ 1.14
Net income / Average total assets (ROA)	(0.30)%	0.65 %	0.55%	0.51 %
Plus: after tax impact of restructuring costs	0.04 %	0.05 %	0.06%	— %
Plus: after tax impact of total spin-off costs	— %	— %	0.08%	0.03 %
Plus: effect of lower rate under the 2017 Tax Act	— %	— %	—%	0.11 %
Less: after tax gain on sale of vacant Beacon land	— %	(0.03)%	—%	0.00 %
Less: after-tax gain on sale of New York building	— %	— %	—%	(0.08)%
Adjusted net (loss) income / Average total assets (Adjusted ROA)	(0.26)%	0.67 %	0.69%	0.57 %
Net income / Average stockholders' equity (ROE)	(2.82)%	6.43 %	6.29%	5.62 %
Plus: after tax impact of restructuring costs	0.31 %	0.51 %	0.70%	— %
Plus: after tax impact of total spin-off costs	— %	— %	0.96%	0.38 %
Plus: effect of lower rate under the 2017 Tax Act	— %	— %	—%	1.25 %
Less: after tax gain on sale of vacant Beacon land	— %	(0.28)%	—%	0.00 %
Less: after-tax gain on sale of New York building	— %	— %	—%	(0.93)%
Adjusted net (loss) income / stockholders' equity (Adjusted ROE)	(2.51)%	6.66 %	7.95%	6.32 %

AMERANT

37

Appendix 2
Non-GAAP Financial Measures Reconciliations (cont'd)

(in thousands, except per share data and percentages)	2Q20 YTD	2019	2018	2017
Efficiency ratio	59.47 %	77.47 %	78.77 %	73.84 %
Less: impact of restructuring costs	(1.21)%	(1.89)%	(2.34)%	— %
Less: impact of total spin-off costs	— %	— %	(2.44)%	(1.86)%
Plus: gain on sale of vacant Beacon land	— %	0.81 %	— %	— %
Plus: gain on sale of New York building	—%	— %	— %	2.78 %
Adjusted efficiency ratio	58.26 %	76.39 %	73.99 %	74.76 %
Total noninterest income	$ 41,663	$ 57,110	$ 53,875	$ 71,485
Less: securities gains, net	7,737	2,605	(999)	(1,601)
Less: net gain on sale of properties	—	2,795	—	10,469
Adjusted noninterest income for operating revenue	$ 12,016	$ 51,710	$ 54,874	$ 62,617
Net interest income before provision	46,323	213,088	219,039	209,710
Operating revenue	58,339	264,798	273,913	272,327
Adjusted noninterest income as a % of operating revenue	20.6 %	19.5 %	20.0 %	23.0 %
Tangible common equity ratio:				
Stockholders' equity	$ 830,198	$ 834,701	$ 747,418	$ 753,450
Less: Goodwill and other intangibles	(21,653)	(21,744)	(21,042)	(21,186)
Tangible common stockholders' equity	$ 808,545	$ 812,957	$ 726,376	$ 732,264
Total assets	8,130,723	7,985,399	8,124,347	8,436,767
Less: Goodwill and other intangibles	(21,653)	(21,744)	(21,042)	(21,186)
Tangible assets	$ 8,109,070	$ 7,963,655	$ 8,103,305	$ 8,415,581
Common shares outstanding	42,159	43,146	43,183	42,489
Tangible common equity ratio	9.97 %	10.21 %	8.96 %	8.70 %
Stockholders' book value per common share	$ 19.69	$ 19.35	$ 17.31	$ 17.73
Tangible stockholders' book value per common share	$ 19.18	$ 18.84	$ 16.82	$ 17.23

(1) Expenses incurred for actions designed to implement the Company's strategy as a new independent company. These actions include, but are not limited to, reductions in workforce, streamlining operational processes, rolling out the Amerant brand, implementation of new technology system applications, enhanced sales tools and training, expanded product offerings and improved customer analytics to identify opportunities.

(2) The spin-off caused an unexpected early distribution for U.S. federal income tax purposes from our deferred compensation plan. This distribution was taxable to plan participants as ordinary income during 2018. We partially compensated plan participants, in the aggregate amount of $1.2 million, for the higher tax expense they incurred as a result of the distribution increasing the plan participants' estimated effective federal income tax rates by recording a contribution to the plan on behalf of its participants. The after tax net effect of this $1.2 million contribution for the period ended September 30, 2018, was approximately $952,000. As a result of the early taxable distribution to plan participants, we expensed and deducted for federal income tax purposes, previously deferred compensation of approximately $8.1 million, resulting in an estimated tax credit of $1.7 million, which exceeded the amount of the tax gross-up paid to plan participants.

(3) Calculated based upon the estimated annual effective tax rate for the periods, which excludes the tax effect of discrete items, and the amounts that resulted from the permanent difference between spin-off costs that are non-deductible for Federal and state income tax purposes, and total spin-off costs recognized in the consolidated financial statements. The estimated annual effective rate applied for the calculation differs from the reported effective tax rate since it is based on a different mix of statutory rates applicable to these expenses and to the rates applicable to the Company and its subsidiaries.

(4) Calculated based upon an estimated annual effective rate of 31.71%.

(5) As of June 30, 2020 and December 31, 2019, potential dilutive instruments consisted unvested shares of restricted stock and restricted stock units mainly related to the Company's IPO in 2018, totaling 491,360 and 530,620, respectively. As of June 30, 2020, potential dilutive instruments were not included in the dilutive earnings per share computation because the Company reported a net loss and their inclusion would have an antidilutive effect. As of December 31, 2019, potential dilutive instruments were included in the diluted earnings per share computation because, when the unamortized deferred compensation cost related to these shares was divided by the average market price per share at those dates, fewer shares would have been purchased than restricted shares assumed issued. Therefore, at that date, such awards resulted in higher diluted weighted averages shares outstanding than basic weighted average shares outstanding, and had a dilutive effect in per share earnings. We had no outstanding dilutive instruments as of any period prior to December 2018.

AMERANT

Thank you